EXHIBIT 99.2

Press Release


                        HOMESTAKE REPORTS INTERIM RESULTS
                     FOLLOWING ACQUISITION OF ARGENTINA GOLD

         SAN FRANCISCO, CA - June 18, 1999 - Homestake Mining Company (NYSE: HM) today reported interim operating results for the two-month and five-month periods ended May 31, 1999. This summary financial information, which is the first to be published following the business combination with Argentina Gold Corp. on April 29, 1999, includes the first thirty days of combined operations. The merger agreement between Homestake and Argentina Gold and pooling-of-interests accounting require publishing results for at least thirty days of combined operations.

         Argentina Gold's principal asset is its 60% interest in the Veladero property located in northwest Argentina along the El Indio gold belt. In addition to the Veladero project, Argentina Gold's holdings encompass more than 80% of the rich El Indio gold belt in Argentina and the Del Carmen, Rio Frio, Santa Rosa and Vicuna Pampa prospects.

         Homestake recorded net losses of $0.8 million or nil per share and $1.8 million or $0.01 per share during the two-month and five-month periods ended May 31, 1999. The two-month results include $15.7 million of pretax foreign exchange gains (including mark-to-market gains of $10.6 million on the Company's foreign exchange contracts and $5.1 million primarily related to intercompany debt), $3.2 million of pretax expenses relating to the business combination with Argentina Gold and a $3.5 million charge to write-down the carrying value of the Company's investment in an exploration venture in Eastern Europe. In addition to the $3.5 million write-down, the five-month results include $25.1 million of pretax foreign exchange gains (including mark-to-market gains of $18.5 million on the Company's foreign exchange contracts and $6.6 million primarily related to intercompany debt) and $4.5 million of pretax expenses relating to the business combination with Argentina Gold. During the month of May 1999, Homestake recorded a net loss of $11.3 million or $0.04 per share. The month's results include $4.7 million of pretax foreign exchange losses and the $3.5 million charge to write-down the carrying value of the Eastern Europe exploration venture.

         Excluding the effects of the aforementioned significant items, Homestake recorded losses before taxes and minority interests of $3.5 million and $1.6 million in the one-month and two-month periods ended May 31, 1999, respectively, and income of $1.4 million in the five-month period ended May 31, 1999.

         Homestake's consolidated gold equivalent production for the two-month and five-month periods ended May 31, 1999 was 418,600 and 977,600 ounces, respectively, compared to gold equivalent production in the two-month and five-month periods ended May 31, 1998 of 444,200 and 1,085,500 ounces, respectively. The lower current year's production is due to lower production at the Homestake, Kalgoorlie and Plutonic operations and the absence of production from the closed Mt Morgans mine, partially offset by higher production from the Darlot and Williams mines. Homestake's share of equity production of 418,600 and 977,600 equivalent ounces of gold during the two-month and five-month periods ended May 31, 1999, respectively, was ahead of last year's equity production of 387,000 and 946,900 equivalent ounces of gold during the two-month and five-month periods ended May 31, 1998, respectively. The increase in equity production primarily reflects the December 1998 acquisition of the minority interests of Prime Resources Group Inc., the owner of the Eskay Creek and Snip mines located in northwestern British Columbia. Cash costs per equivalent ounce in the two-month and five-month periods ended May 31, 1999 were $195 and $194 per ounce, respectively, compared to cash costs per ounce in the two-month and five-month periods ended May 31, 1998 of $201 and $208 per ounce respectively. The 7% decline in year-to-date cash costs per ounce primarily was due to significantly lower costs at the Darlot and Lawlers mines in Western Australia along with moderate cost declines at most of the Company's Canadian and United States operations.

         Please see the Company's website at www.Homestake.com for statistical summaries containing details of mine-by-mine production and cost information for the two-month and five-month periods ended May 31, 1999 and 1998.

         Homestake Mining Company is an international gold mining company with operations and exploration activities in the United States, Canada, Australia, Chile and Argentina. Homestake currently produces approximately 2.3 million ounces of gold annually from 16 operating mines. Shares of the Company's stock are listed on the New York Stock Exchange, the Toronto Stock Exchange, the Australian Stock Exchange and the Basel, Geneva and Zurich Stock Exchanges in Switzerland. Homestake began gold mining operations over 120 years ago, and is the oldest listed company on the New York Stock exchange still in its original business. It has received numerous industry awards for its responsible environmental health and safety management programs.

                    HOMESTAKE MINING COMPANY AND SUBSIDIARIES
                    Summarized Financial Results (Unaudited)
                      (millions, except per share amounts)

                                                                 One Month                   Two Months            Five Months
                                                                   Ended                       Ended                 Ended
                                                               May 31, 1999                May 31, 1999            May 31, 1999
                                                            -------------------          ------------------       -------------

 Revenues                                                        $  55.5                     $ 136.1               $ 314.7
 Expenses                                                        $  67.4                     $ 128.7               $ 296.2
 Income (loss) before taxes and minority interests               $ (11.9)                    $   7.4               $  18.5
 Net loss                                                        $ (11.3)                    $  (0.8)              $  (1.8)
 Net loss per share                                              $ (0.04)                    $    -                $ (0.01)
 Average shares used in the computation                            260.1                       260.0                 259.5


  Components of Income (Loss) Before Taxes and Minority Interests (Unaudited)
                               (millions - pretax)


                                                                 One Month                   Two Months            Five Months
                                                                   Ended                       Ended                 Ended
                                                               May 31, 1999                May 31, 1999            May 31, 1999
                                                            -------------------          ------------------        ------------

 Income (loss) before significant items, taxes
      and minority interests                                           $  (3.5)                $ (1.6)               $ 1.4
                                                            -------------------          ------------------        ------------
 Significant items:
      Business combination costs                                          (0.2)                  (3.2)                (4.5)
      Write-down of investment                                            (3.5)                  (3.5)                (3.5)
      Foreign exchange gains (losses)                                     (4.7)                  15.7                 25.1
                                                            -------------------          ------------------        ------------
      Total significant items                                             (8.4)                   9.0                 17.1
                                                            -------------------          ------------------        ------------

 Income (loss) before taxes and minority interests                     $ (11.9)                $  7.4                $18.5
                                                            ===================          ==================        ============

                    HOMESTAKE MINING COMPANY AND SUBSIDIARIES
                      Summarized Balance Sheet (Unaudited)
                                   (millions)

Assets                                                                                May 31, 1999
----------------------------------------------                                      ------------------
Cash and short-term investments                                                               $   252
Other current assets                                                                              158
Noncurrent assets                                                                               1,202
                                                                                    ------------------
Total Assets                                                                                  $ 1,612
                                                                                    ==================

Liabilities and Shareholders' Equity
----------------------------------------------
Current liabilities                                                                           $   115
Long-term debt                                                                                    308
Other long-term liabilities                                                                       175
Deferred taxes                                                                                    245
Minority interests                                                                                  7
Shareholders' equity                                                                              762
                                                                                    ------------------
Total Liabilities and Shareholders' Equity                                                    $ 1,612
                                                                                    ==================
